EXHIBIT 12.  STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING
                       OPERATIONS TO FIXED CHARGES
                                  (Unaudited)

                     Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                          Nine Months
                                             Ended
                                           September
                                               30,                     Years Ended December 31,
                                                         ----------------------------------------------------
                                              1999          1998       1997       1996       1995        1994
                                          -------------------------------------------------------------------
Consolidated Pretax
Income from Continuing
Operations before
  Extraordinary Item..................        $2,221.7   $2,665.0   $2,901.1   $2,131.3   $1,866.6   $1,693.3

Interest from Continuing
  Operations and Other
  Fixed Changes.......................           152.6      198.3      253.1      323.8      323.9      128.7

Less Interest Capitalized
  during the Period from
  Continuing Operations...............           (19.8)     (17.0)     (20.4)     (35.8)     (38.3)     (25.4)
                                          -------------------------------------------------------------------
Earnings..............................        $2,354.5   $2,846.3   $3,133.8   $2,419.3   $2,152.2   $1,796.6
                                          ===================================================================
Fixed Charges /1/.....................        $  152.7   $  200.5   $  256.8   $  328.5   $  323.9   $  128.7
                                          ===================================================================
Ratio of Earnings to
  Fixed Charges.......................            15.4       14.2       12.2        7.4        6.6       14.0
                                          ===================================================================

/1/ Fixed charges include interest from continuing operations for all years presented and beginning in 1996, preferred stock dividends.

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